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                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          ENDEAVOR TECHNOLOGIES, INC.


                                   ARTICLE I

     The name of the Corporation is Endeavor Technologies, Inc.


                                  ARTICLE II

     The total number of shares of all classes which the Corporation has the authority to issue is 107,000,000, of which: (i) 75,000,000 shares of stock are designated as Common Stock (without designation as to series); (ii) 3,000,000 shares are designated as Common Stock Series B; (iii) 1,500,000 shares are designated as Common Stock Series C; (iv) 15,000,000 shares are designated as Common Stock Series D; (v) 2,500,000 shares are designated as Common Stock Series E; and (vi) 10,000,000 shares are designated as Preferred Stock. The designations, voting powers, preferences, relative rights, qualifications, limitations and restrictions of or on each class and series of stock are as follows:

     A. Common Stock

     The Corporation's authorized and issued shares of Common Stock Series A are hereby renamed "Common Stock," without designation as to series. The Corporation is authorized to issue 75,000,000 shares of Common Stock, without par value per share. Each share of Common Stock shall be entitled to one vote.

     The Corporation is authorized to issue 3,000,000 shares of Common Stock Series B, without par value per share. The Common Stock Series B shall have rights that are identical to that of the Common Stock, except that (i) shares of Common Stock Series B shall have no voting rights except as may be otherwise required by the Georgia Business Corporation Code, as amended (the "Act"); and
(ii) in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of each share of Common Stock Series B, Common Stock Series C and Common Stock Series E shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes or series, before any sums shall be paid or any assets distributed among the holders of the shares of Common Stock or Common Stock Series D, in an amount equal to $0.285714 per share of Common Stock Series B.

     The Corporation is authorized to issue 1,500,000 shares of Common Stock Series C, without par value per share. The Common Stock Series C shall have rights that are identical to that of the Common Stock, except that (i) shares of Common Stock Series C shall have no voting rights except as may be otherwise required by the Act; and (ii) in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of each share of Common Stock Series C, Common Stock Series B and Common Stock Series E shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes or series, before any sums shall be paid or any assets distributed among the holders of shares of
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Common Stock or Common Stock Series D, in an amount equal to $1.00 per share of
Common Stock Series C.

     The Corporation is authorized to issue 15,000,000 shares of Common Stock Series D, without par value per share. The Common Stock Series D shall have rights that are identical to that of the Common Stock, except that shares of Common Stock Series D shall have no voting rights except as may be otherwise required by the Act.

     The Corporation is authorized to issue 2,500,000 shares of Common Stock Series E, without par value per share. The Common Stock Series E shall have rights that are identical to that of the Common Stock, except that (i) shares of Common Stock Series E shall have no voting rights except as may be otherwise required by the Act; and (ii) in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of each share of Common Stock Series E, Common Stock Series C and Common Stock Series B shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes or series, before any sums shall be paid or any assets distributed among the holders of shares of Common Stock or Common Stock Series D, in an amount equal to $1.00 per share of Common Stock Series E.

     If the assets of the Corporation are insufficient to permit the payment in full to the holders of the Common Stock Series B, Series C and Series E of the amounts distributable to such holders upon the liquidation, dissolution or winding-up of the Corporation, then the assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Common Stock Series B, Common Stock Series C and Common Stock Series E based on the relative liquidation preferences of the Common Stock Series B, Common Stock Series C and Common Stock Series E. For purposes of effecting such ratable distribution between the Common Stock Series B, Common Stock Series C and Common Stock Series E, each share of Common Stock Series B will be entitled to $0.285714 per each $1.00 to be distributed to each share of Common Stock Series C or Common Stock Series E.

     Whenever a distribution provided for herein shall be paid in property other than cash, the value of such property shall be its fair market value as determined in good faith by the Board of Directors of the Corporation.

     Holders of Common Stock, whether with or without designation as to series, shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor.

     Immediately prior to the closing of an Initial Public Offering, each issued and outstanding share of Common Stock Series B, Common Stock Series C, Common Stock Series D and Common Stock Series E will become and be, without further act by the holders of any Common Stock of the Corporation, whether with or without designation as to series, automatically converted into one share of Common Stock, without designation as to series, and the Board of Directors of the Corporation may thereafter at its election file Articles of Amendment to the Articles of Incorporation without further vote or action by the holders of any Common Stock of the Corporation, whether with or without designation as to series, confirming the elimination of the series designations of Common Stock, which amendment shall amend and restate the first sentence of Article II of the Corporation's Amended and Restated Articles of Incorporation to read in full as follows:

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     "The total number of shares of stock of all classes which the
     Corporation has the authority to issue is 85,000,000, of which 75,000,000 shares are designated as Common Stock and of which 10,000,000 shares are designated as Preferred Stock."

and shall amend and restate Section A of Article II of the Corporation's Articles of Incorporation to read in full as follows:

     "The Corporation is authorized to issue 75,000,000 shares of Common Stock without par value per share. Each share of Common Stock shall be entitled to one vote."

     The term "Initial Public Offering" means the offer and sale by the Corporation of its equity securities in a transaction underwritten by an investment banking firm following the completion of which (i) such equity securities will be listed for trading on any national securities exchange or
(ii) there will be at least two market makers who are making a market in such equity securities through the Nasdaq National Market System.

     B. Preferred Stock

     In addition to the Common Stock, the Corporation shall have the authority, exercisable by its Board of Directors, to issue up to 10,000,000 shares of Preferred Stock, any part or all of which shares of Preferred Stock may be established and designated from time to time by the Board of Directors by filing an amendment to these Amended and Restated Articles of Incorporation, which shall be effective without shareholder action, in accordance with the appropriate provisions of the Act, and any amendment or supplement thereto (a "Preferred Stock Designation"), in such series and with such preferences, limitations and relative rights as may be determined by the Board of Directors. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the votes of the Common Stock, without a vote of the holders of the shares of Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the Preferred Stock Designation or Preferred Stock Designations establishing the series of Preferred Stock.

                                  ARTICLE III

     The corporation shall have not more than 15 directors, and the number of directors shall be set by the Board of Directors as set forth in the Corporation's Bylaws. The Board of Directors shall be divided into three classes to be known as Class I, Class II and Class III, which shall be as nearly equal in number as possible. Except in case of death, resignation, disqualification or removal for cause, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class
                          --------  -------
I shall hold office until the first annual meeting of shareholders after his election; each initial director in Class II shall hold office until the second annual meeting of shareholders after his election; and each initial director in Class III shall hold office until the third annual meeting of shareholders after his election. Despite the expiration of a director's term, he shall continue to serve until his successor, if there is to be any, has been elected and qualified. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of directors so that the three classes remain as nearly equal in size as possible; provided,
                                                                      --------
however, that there shall be no classification of additional directors elected
-------
by the Board of Directors until the next meeting of shareholders called for the purposes of electing directors, at which meeting the terms of all such additional directors shall expire, and such additional directors positions, if

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they are to be continued, shall be apportioned among the classes of directors and nominees therefor shall be submitted to the shareholders for their vote. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may only be filled by the affirmative vote of the remaining directors even if the remaining directors constitute less than a quorum of the Board of Directors.

                                  ARTICLE IV

     No director of the Corporation shall be personally liable for monetary damages to the Corporation or its shareholders for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

          (i) any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

          (ii) acts or omissions which involve intentional misconduct or a knowing violation of law;

          (iii) liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Act; and

          (iv) any transaction from which the director received an improper personal benefit.

     If at any time the Act shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended, without further action by the shareholders, unless the provisions of the Act, as amended, require further action by the shareholders. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such repeal or modification.

                                   ARTICLE V

     All actions by the shareholders shall be taken at a meeting, with prior notice which complies with the notice provisions of the Corporation's Bylaws, and with a vote of the holders of the outstanding stock of each voting group entitled to vote thereon.


                                  ARTICLE VI

     In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located and all other factors such directors consider pertinent; provided, however, that any such provision shall be deemed solely to grant discretionary authority to directors and shall not be deemed to provide to any constituency any right to be considered.

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                                  ARTICLE VII

     The mailing address of the principal office of the Corporation is 400 The Lenox Building, 3399 Peachtree Road, NE, Atlanta, Georgia 30326.

     All amendments contained herein were duly adopted and approved by the Board of Directors of the Corporation and were duly approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Act.

    IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed by its duly authorized officer as of the 12th day of August, 1998.

                                                  ENDEAVOR TECHNOLOGIES, INC.



                                              By: /s/ W. Michael Heekin
                                                  ---------------------
                                                  Its: Chief Operating Officer
                                                       -----------------------

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